UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 29, 2007

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12138	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts		02134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On November 6, 2007, the board of directors of NewReal, Inc., the general partner (the “General Partner”) of New England Realty Associates Limited Partnership (the “Partnership”), elected David A. Aloise and Roberta D. Ornstein to the board of directors to fill vacancies that existed on the board of directors.

Mr. Aloise is a founder and principal of Aloise & Associates, LLC, a consulting services firm providing advisory, training, and analytical services to bank and non-bank lenders and investors in the early recognition and management of distressed and high risk assets. Mr. Aloise’s experience includes 20 years with Bank Boston Corporation, where he held executive positions in the areas of C&I loan workout, real estate workout, corporate banking and small business banking. Mr. Aloise is a member of the Turnaround Management Association and is nationally recognized by the legal and business turnaround and workout community across the U.S. He currently serves as a training instructor for the Risk Management Association, FleetBoston Financial, Citizens Bank and GE Commercial Finance. Mr. Aloise earned his B.S. degree in finance and accounting from Boston College and attended the National Commercial Lending Graduate School at the University of Oklahoma.

Ms. Ornstein is a senior financial professional with extensive knowledge of capital markets and 20 years experience in product development, portfolio management, strategic planning and financial transactions. Ms. Ornstein’s experience includes nine years with Scudder Investments/Deutsche Asset Management as a senior vice president and managing director. Ms. Ornstein also previous served as a director and chief financial officer of Summit Partners, as vice president of Liberty Financial, and various senior executive positions with The Boston Company, Shearson Lehman Brothers and affiliates of American Express. Ms. Ornstein earned her B.A. degree from Brown University and earned her M.B.A. from Boston College.

The board of directors of the General Partner has determined that each of Mr. Aloise and Ms. Ornstein are independent directors within the meaning of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and the independence standards of the New York Stock Exchange. In connection with their election to the board of directors, Mr. Aloise and Ms. Ornstein also were appointed to the audit committee of the board of directors.

Neither Mr. Aloise nor Ms. Ornstein have any interests in transactions subject to disclosure under Item 404(a) of Regulation S-K.

Item 8.01  Other Events.

On September 28, 2007, the General Partner initiated a consent solicitation to the limited partners of the Partnership to qualify and elect members of the Partnership’s advisory committee (the “Advisory Committee”). In accordance with the terms and conditions of the consent solicitation, the votes of the limited partners were tabulated on October 29, 2007 and Gregory R. Dube, Robert J. Nahigian and Thomas Raffoul received the affirmative vote of a majority of the outstanding limited partnership units of the Partnership and have been elected to the Advisory Committee. Edward Sarkisian received the affirmative vote of a majority of the outstanding limited partnership units of the Partnership and is qualified for future appointment to the Advisory Committee in the event of a vacancy. The votes for and against each nominee are set forth in the table below.

Advisory Committee Elections

Nominee	Votes For*	% of Total Outstanding*	Votes Against*
Gregory R. Dube	117,586	68.6%	21,742
Robert J. Nahigian	117,583	68.6%	21,745
Thomas Raffoul	117,702	68.7%	21,626
Edward Sarkisian	98,344	57.4%	40,984

*  Assumes the conversion of all depositary receipts to Class A Units and rounding of fractional shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES
LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Ronald Brown

Ronald Brown, its President

Date November 7, 2007